SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007 (March 2, 2007)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

incorporation)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 6, 2007, the Financing Agreement, dated as of August 15, 1997, between the Company, United Retail Incorporated and Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc. was amended by the parties. Among other things, the amendment:

-	extended the term of the credit facility to August 15, 2010
-	provided an interest rate of either the prime rate quoted by J.P. Morgan Chase Bank or 1.75% above the LIBOR rate, at the Company’s option
-	permitted purchase money liens in amounts that do not exceed in the aggregate the maximum amount of capital expenditures permitted under the contract
-	permitted sell-offs of inventory outside the Company’s retail channel of distribution without a dollar limitation provided that the sell-offs are consistent with past practices

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 2, 2007, the Company’s Board of Directors amended Article I of the Company’s Restated By-laws to permit the use of uncertificated shares of its Common Stock.

Item 8.01 Other Events.

On March 2, 2007, the Company’s Board of Directors amended Article III of the Restated Audit Committee Charter to call for discussions between the Committee, management and the auditors regarding management’s representation letter to the auditors.

On March 8, 2007, the Company published a press release with respect to its sales in February 2007.

Item 9.01 Financial Statements and Exhibits.

The following documents are filed herewith:

Exhibit No.	Description
3	Restated By-laws of the Corporation, as amended on March 2, 2007
10	Amendment, dated as of March 2, 2007, to the Financing Agreement between the Corporation, United Retail Incorporated and Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc.
99.1	Restated Audit Committee Charter, as amended on March 2, 2007

The Corporation’s press release, dated March 8, 2007, is furnished herewith as Exhibit No. 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2007	UNITED RETAIL GROUP, INC. (Registrant)
By: /s/GEORGE R. REMETA George R. Remeta Chief Administrative Officer

EXHIBIT INDEX

The following documents are filed herewith:

Exhibit No.	Description
3	Restated By-laws of the Corporation, as amended on March 2, 2007
10	Amendment, dated as of March 2, 2007, to the Financing Agreement between the Corporation, United Retail Incorporated and Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc.
99.1	Restated Audit Committee Charter, as amended March 2, 2007

The Corporation’s press release, dated March 8, 2007, is furnished herewith as Exhibit No. 99.2.